Exhibit 99.1

INAP Reports Fourth Quarter 2016 Financial Results

•	Fourth Quarter 2016 Results:
o	Revenue of $74.1 million up sequentially from $73.9 million in third quarter 2016
o	GAAP net loss of $(13.1) million, or $(0.25) per share, including $7.1 million of costs associated with exit activities, restructuring and impairments, including additional goodwill impairment of $1.9 million, versus third quarter 2016 GAAP net loss of $(91.3) million and GAAP net loss margin of (17.7%), or $(1.75) per share, including a $78.2 goodwill impairment
o	Adjusted EBITDA[1] of $21.6 million grew 9% sequentially, and Adjusted EBITDA margin[1] up 230 basis points to 29.1%
o	Cash Flow from Operations of $10.2 million decreased $1.3 million from third quarter 2016
o	Adjusted EBITDA less CapEx[1] of $15.3 million increased over 100% from $7.0 million third quarter 2016

•	2016 Results:
o	Revenue of $298.3 million in line with guidance range of $297 million to $300 million
o	GAAP net loss of $(124.7) million, or $(2.38) per share, including $87.3 million of costs associated with exit activities, restructuring and goodwill impairment
o	Adjusted EBITDA of $82.0 million in line with guidance range of $81 million to $83 million; Adjusted EBITDA margin of 27.5%
o	Cash Flow from Operations of $46.4 million
o	CapEx of $46 million favorably below guidance range of $47 million to $50 million
o	Adjusted EBITDA less CapEx of $35.8 million

ATLANTA– (March 9, 2017) Internap Corporation (NASDAQ: INAP), a leading technology provider of high-performance Internet infrastructure services, today announced financial results for the fourth quarter of 2016.

“Fourth quarter 2016 results mark the commencement of key initiatives designed to significantly improve INAP’s operating performance,” stated Peter D. Aquino, President and CEO. “We completed phase I of cost reductions, reorganized into the pure-play businesses INAP Colo and INAP Cloud, and attracted an experienced, senior management team to help lead the company back on the path to profitable growth. We successfully raised $43 million in equity at the end of February 2017 and used the proceeds to reduce indebtedness in connection with a credit agreement amendment that eased our financial covenants. We are now in a good position to consider a complete refinancing in the near term. We are excited about our new momentum towards growth in 2017.”

Fourth Quarter 2016 Financial Summary

($ in thousands)

				YoY		QoQ
	4Q 2016	3Q 2016	4Q 2015	Change		Change

Total Revenue	$74,117	$73,940	$78,756	-6%		0%
Operating Expenses	$79,115	$157,338	$85,509	-7%		-50%

GAAP Net Loss*	$(13,110)	$(91,297)	$(11,269)	16%		-86%
Minus goodwill impairment and other items*	$7,613	$83,616	$3,860	97%		-91%
Normalized Net Loss[2]	$(5,497)	$(7,681)	$(7,409)	-26%		-28%

Adjusted EBITDA[1]	$21,561	$19,840	$22,810	-5%		9%
Adjusted EBITDA Margin[1]	29.1%	26.8%	29.0%	10	BPS	230	BPS

Capital Expenditures (CapEx)	$6,250	$12,860	$14,738	-58%		-51%
Adjusted EBITDA less CapEx[1]	$15,311	$6,980	$8,072	90%		119%

* Fourth quarter 2016 Operating Expenses and reported GAAP Net Loss included $7.1 million of costs associated with exit activities, restructuring and impairments, including additional goodwill impairment of $1.9 million.

1

Revenue

●	Revenue totaled $74.1 million in the fourth quarter, a decrease of 6% year-over-year and increase of 0.2% sequentially. The year-over-year decrease was attributable to lower IP connectivity and negatively impacted by churn from a small number of large customers. The sequential revenue comparison was attributable to growth in Agile bare-metal revenue partially offset by the decline in the Data Center Network Services segment.

●	Data Center and Network Services revenue totaled $49.6 million in the fourth quarter, a decrease of 7% year-over-year and 0.4% sequentially. The decreases were primarily attributable to lower IP connectivity revenue related to continued declines in pricing for new and renewing customers and churn from one large customer.

●	Cloud and Hosting Services revenue totaled $24.6 million in the fourth quarter, a decrease of 5% year-over-year and an increase of 1.6% sequentially. The year-over year decrease was driven by the acquisition of a customer by a large social media company in the past year, partially offset by growth in Agile bare-metal revenue. The sequential increase was driven by growth in Agile bare-metal server revenue.

Net Loss and Adjusted EBITDA

●	GAAP net loss was $(13.1) million, or $(0.25) per share, compared with $(11.3) million, or $(0.22) per share, in the fourth quarter of 2015 and $(91.3) million, or $(1.75) per share, in the third quarter of 2016, including a $78.2 million goodwill impairment charge.

●	Fourth quarter GAAP net loss includes $7.1 million of costs associated with exit activities, restructuring and impairments, including a goodwill impairment adjustment of $1.9 million recorded as the company completed its annual goodwill impairment test begun during the third quarter of 2016.

●	Normalized net loss was $(5.5) million, or $(0.11) per share, compared with $(7.4) million, or $(0.14) per share, in the fourth quarter of 2015 and $(7.7) million, or $(0.15) per share, in the third quarter of 2016.

●	Adjusted EBITDA totaled $21.6 million in the fourth quarter, a decrease of 5% compared with the fourth quarter of 2015 and a 9% increase from the third quarter of 2016. Adjusted EBITDA margin was 29.1% in the fourth quarter, up 10 basis points year-over-year and 230 basis points sequentially. The year-over-year decrease in Adjusted EBITDA was attributable to lower revenue offset by lower COGS and cash operating expenses.

Segment Profit

●	Segment profit[3] totaled $43.9 million in the fourth quarter, a 7% decrease compared with the fourth quarter of 2015 and a 3.5% increase from the third quarter of 2016. Segment margin[3] was 59.2%, a decrease of 90 basis points year-over-year and an increase of 190 basis points sequentially.

●	Data Center and Network Services segment profit totaled $25.3 million in the fourth quarter, an 11% decrease compared with the fourth quarter of 2015 and a 2% increase from the third quarter of 2016. Data Center and Network Services segment margin was 51.0% in the fourth quarter, down 230 basis points year-over-year and up 130 basis points sequentially. The year-over-year segment profit decline reflects lower revenue partially offset by improving cost control. The sequential segment profit increase reflects favorable power costs seasonality and improving cost control partially offset by the effect of lower revenue.

●	Cloud and Hosting Services segment profit totaled $18.6 million in the fourth quarter, a 3% decrease compared with the fourth quarter of 2015 and a 5% increase from the third quarter of 2016. Cloud and Hosting Services segment margin was 75.7% in the fourth quarter, up 160 basis points year-over-year and up 270 basis points sequentially. The year-over-year profit decrease reflects the effect of lower revenue partially offset by cost reduction. Sequentially, segment profit improved through better cost control from optimization, and by favorable power costs seasonality.

Balance Sheet and Cash Flow Statement

●	Cash and cash equivalents totaled $10.4 million at December 31, 2016. Total debt was $373.6 million, net of discount and prepaid costs, at the end of the quarter, including $53.9 million in capital lease obligations.

2

●	Cash generated from operations for the three months ended December 31, 2016 was $10.2 million compared to $17.8 million in fourth quarter 2015 and $11.5 million in third quarter 2016. Capital expenditures over the same periods were $6.3 million compared to $14.7 million and $12.9 million, respectively. Adjusted EBITDA less CapEx was $15.3 million compared to $8.1 million in fourth quarter 2015 and $7.0 million in third quarter 2016. Free cash flow[4] over the same periods was $3.9 million compared to $3.1 million and $(1.4) million, respectively. Unlevered free cash flow[4] was $11.5 million for the fourth quarter 2016 compared to $9.8 million in fourth quarter 2015 and $6.2 million in third quarter 2016.

“With the fourth quarter’s on-target operating performance and the successful recapitalization of the balance sheet in progress, my team and I will turn our focus to executing the next phases of cost reduction and profitability improvement,” said Robert M. Dennerlein, Chief Financial Officer of INAP. “Our objectives for 2017 include right-sizing our budgets to drive operational and financial efficiencies, and to support revenue growth in pure play segments. We have great assets and excellent people, and this is an exciting time in the evolution of INAP. We look forward to achieving our 2017 goals.”

Business Outlook

Internap Corporation reaffirmed its financial outlook for full-year 2017:

Full-Year 2017
Current Guidance
Expected Range

Revenue	$275 million - $285 million

Adjusted EBITDA	$84 million - $87 million

Capital Expenditures	Approximately $42 million

1	Adjusted EBITDA, Adjusted EBITDA margin and Adjusted EBITDA less CapEx are non-GAAP financial measures which we define in an attachment to this press release entitled “Non-GAAP (Adjusted) Financial Measures”. Reconciliations between GAAP information and non-GAAP information related to Adjusted EBITDA and Adjusted EBITDA margin are contained in the table entitled “Reconciliation of GAAP Net Loss to Adjusted EBITDA”. Adjusted EBITDA margin is Adjusted EBITDA as a percentage of revenue. A reconciliation between GAAP information and non-GAAP information related to Adjusted EBITDA less CapEx is contained in the table entitled “Reconciliation of GAAP Net Cash Flows provided by Operating Activities to Adjusted EBITDA less CapEx.

2	Normalized net loss and basic and diluted normalized net loss per share are non-GAAP financial measures which we define in an attachment to this press release entitled “Non-GAAP (Adjusted) Financial Measures”. Reconciliations between GAAP information and non-GAAP information related normalized net loss and basic and diluted normalized net loss per share are contained in the table entitled “Reconciliation of Net Loss and Basic and Diluted Net Loss Per Share to Normalized Net Loss and Basic and Diluted Normalized Net Loss Per Share”.

3	Segment profit and segment margin are non-GAAP financial measures which we define in an attachment to this press release entitled “Non-GAAP (Adjusted) Financial Measures.” Reconciliations between GAAP and non-GAAP information related to segment profit and segment margin are contained in the table entitled “Segment Profit and Segment Margin” in the attachment. Segment margin is segment profit as a percentage of revenue.

4	Free cash flow and unlevered free cash flow are non-GAAP financial measures which we define in the attachment to the press release entitled “Non-GAAP (Adjusted) Financial Measures.” Reconciliations between GAAP and non-GAAP information related to Free cash flow and unlevered free cash flow are contained in the table entitled “Free Cash Flow and Unlevered Free Cash Flow”.

Conference Call Information:

Internap Corporation’s fourth quarter 2016 conference call will be held today at 8:30 a.m. ET. Listeners may connect to a webcast of the call, which will include accompanying presentation slides, on the investor relations section of Internap’s web site at http://ir.internap.com/events.cfm. The call can be also accessed by dialing 877-334-0775. International callers should dial 631-291-4567. An online archive of the webcast presentation will be available for one month following the call. An audio-only replay will be accessible from Thursday, March 16, 2017 at 11:30 a.m. ET through Thursday, March 23, 2017 at 855-859-2056 using replay code 62423127. International callers can listen to the archived event at 404-537-3406 with the same code.

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About INAP

Internap Corporation (NASDAQ: INAP) is a leading technology provider of Internet infrastructure through both Colocation Business and Enterprise Services (including network connectivity, IP, bandwidth, and Managed Hosting), and Cloud Services (including enterprise-grade AgileCLOUD 2.0, Bare-Metal Servers, and SMB iWeb platforms). INAP’s global high-capacity network connects 15 company-controlled Tier 3-type data centers in major markets in North America, 34 wholesale partnered facilities, and points of presence in 26 central business districts around the world. INAP continues to transform since its inception in 1996, meeting customer demand for custom solutions and high-touch state-of-the-art colocation and cloud products and services. INAP now operates a premium business model that also provides high-power density colocation, low-latency bandwidth, and public and private cloud platforms in an expanding internet infrastructure industry. For more information, visit www.inap.com.

Forward-Looking Statements

This press release contains forward-looking statements. These forward-looking statements include statements related to our cost reductions, improved profitability, our ability to refinance our indebtedness, our strategy to align into pure-play businesses and our expectations for full-year 2017 revenue, Adjusted EBITDA and capital expenditures. Our ability to achieve these forward-looking statements is based on certain assumptions, including our ability to execute on our business strategy, leveraging of multiple routes to market, expanded brand awareness for high-performance Internet infrastructure services and customer churn levels. These assumptions may prove inaccurate in the future. Because such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, there are important factors that could cause Internap’s actual results to differ materially from those in the forward-looking statements. These factors include our ability to execute on our business strategy and drive growth; our ability to maintain current customers and obtain new ones, whether in a cost-effective manner or at all; the robustness of the IT infrastructure services market; our ability to achieve or sustain profitability; our ability to expand margins and drive higher returns on investment; our ability to sell into new and existing data center space; the actual performance of our IT infrastructure services; our ability to correctly forecast capital needs, demand planning and space utilization; our ability to respond successfully to technological change and the resulting competition; the availability of services from Internet network service providers or network service providers providing network access loops and local loops on favorable terms, or at all; failure of third party suppliers to deliver their products and services on favorable terms, or at all; failures in our network operations centers, data centers, network access points or computer systems; our ability to provide or improve Internet infrastructure services to our customers; and our ability to protect our intellectual property; market conditions and the terms of any issuance of equity or debt securities or the refinancing or amendment of our indebtedness; risks related to our indebtedness, including our substantial amount of debt, our ability to incur debt and increases in interest rates or in our borrowing margins; our ability to meet the financial and other covenants contained in our credit agreement; as well as other factors discussed in our filings with the Securities and Exchange Commission. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results. We undertake no obligation to update, amend or clarify any forward-looking statement for any reason.

###

Investor Contacts

Richard Ramlall

404-302-9982

ir@internap.com

Carolyn Capaccio/Jody Burfening

LHA

212-838-3777

internap@lhai.com

4

INTERNAP CORPORATION

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
Revenues:
Data center and network services	$49,561	$53,010	$200,660	$213,040
Cloud and hosting services	$24,556	$25,746	97,637	105,253
Total revenues	74,117	78,756	298,297	318,293

Operating costs and expenses:
Direct costs of sales and services, exclusive of depreciation and amortization, shown below:
Data center and network services	24,286	24,768	98,351	104,105
Cloud and hosting services	5,960	6,666	25,904	27,335
Direct costs of customer support	7,475	9,094	32,184	36,475
Sales, general and administrative	15,224	18,698	70,639	81,340
Depreciation and amortization	19,021	25,250	76,948	92,655
Goodwill impairment	1,936	-	80,105	-
Exit activities, restructuring and impairments	5,213	1,033	7,236	2,278

Total operating costs and expenses	79,115	85,509	391,367	344,188

Loss from operations	(4,998)	(6,753)	(93,070)	(25,895)

Non-operating expenses:
Interest expense	7,964	6,984	30,909	27,596
(Gain) loss on foreign currency, net	(38)	(30)	485	(771)
Other (income) loss, net	(1)	(396)	(82)	(417)
Total non-operating expenses	7,925	6,558	31,312	26,408

Loss before income taxes and equity in earnings of equity-method investment	(12,923)	(13,311)	(124,382)	(52,303)
Provision (benefit) for income taxes	236	(1,938)	530	(3,660)
Equity in earnings of equity-method investment, net of taxes	(49)	(104)	(170)	(200)

Net loss	$(13,110)	$(11,269)	$(124,742)	$(48,443)

Basic and diluted net loss per share	$(0.25)	$(0.22)	$(2.38)	$(0.93)

Weighted average shares outstanding used in computing net loss per share:
Basic and diluted	52,132	51,727	52,330	51,898

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INTERNAP CORPORATION

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except par value amounts)

	December 31,	December 31,
	2016	2015

ASSETS
Current assets:
Cash and cash equivalents	$10,389	$17,772
Accounts receivable, net of allowance for doubtful accounts of $1,246 and $1,751, respectively	18,044	20,292
Prepaid expenses and other assets	10,055	12,405
Total current assets	38,488	50,469

Property and equipment, net	302,680	328,700
Investment in joint venture	3,002	2,768
Intangible assets, net	27,978	32,887
Goodwill	50,209	130,313
Deposits and other assets	8,258	9,474
Total assets	$430,615	$554,611

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$20,875	$22,607
Accrued liabilities	10,603	10,737
Deferred revenues	5,746	6,603
Capital lease obligations	10,030	8,421
Term loan, less discount and prepaid costs of $2,243 and $1,784, respectively	757	1,215
Exit activities and restructuring liability	3,177	2,034
Other current liabilities	3,171	2,566
Total current liabilities	54,359	54,183

Deferred revenues	5,144	4,759
Capital lease obligations	43,876	48,692
Revolving credit facility	35,500	31,000
Term loan, less discount and prepaid costs of $4,579 and $5,703 respectively	283,421	285,298
Exit activities and restructuring liability	1,526	1,844
Deferred rent	4,642	8,879
Deferred tax liability	1,513	880
Other long-term liabilities	4,358	4,640
Total liabilities	434,339	440,175

Commitments and contingencies
Stockholders' equity:
Preferred stock, $0.001 par value; 20,000 shares authorized; no shares issued or outstanding	-	-
Common stock, $0.001 par value; 120,000 shares authorized; 57,799 and 55,971 shares outstanding, respectively	58	56
Additional paid-in capital	1,283,332	1,277,511
Treasury stock, at cost; 1,073 and 826 shares, respectively	(6,923)	(6,393)
Accumulated deficit	(1,278,699)	(1,153,957)
Accumulated items of other comprehensive loss	(1,492)	(2,781)
Total stockholders' equity	(3,724)	114,436
Total liabilities and stockholders' equity	$430,615	$554,611

6

INTERNAP CORPORATION

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
Cash Flows from Operating Activities:
Net loss	$(13,110)	$(11,269)	$(124,742)	$(48,443)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	19,021	25,250	76,948	92,655
Loss on disposal of property and equipment, net	(75)	453	8	674
Impairments	3,579	-	83,377	232
Amortization of debt discount and issuance costs	653	519	2,534	2,017
Stock-based compensation expense, net of capitalized amount	280	2,582	4,997	8,781
Equity in earnings of equity-method investment	(49)	(104)	(170)	(200)
Provision for doubtful accounts	191	432	1,093	1,354
Non-cash change in capital lease obligations	(182)	(270)	223	(1,437)
Non-cash change in exit activities and restructuring liability	3,544	841	4,409	2,241
Non-cash change in deferred rent	(663)	(417)	(2,152)	(1,704)
Deferred taxes	168	(1,785)	325	(3,966)
Payment of debt lender fees	-	-	(1,716)	-
Other, net	51	252	179	261
Changes in operating assets and liabilities:
Accounts receivable	(418)	1,248	1,476	(2,211)
Prepaid expenses, deposits and other assets	1,190	263	2,297	1,099
Accounts payable	(3,285)	2,934	1,568	(4,814)
Accrued and other liabilities	710	(2,345)	81	(4,206)
Deferred revenues	(172)	134	(476)	758
Exit activities and restructuring liability	(1,229)	(859)	(3,584)	(2,873)
Asset retirement obligation	-	-	(174)	-
Other liabilities	(19)	(44)	(52)	(10)
Net cash flows provided by operating activities	10,185	17,815	46,449	40,208

Cash Flows from Investing Activities:
Proceeds from sale of building	-	-	542	-
Purchases of property and equipment	(5,632)	(14,396)	(44,364)	(55,695)
Additions to acquired and developed technology	(618)	(342)	(1,828)	(1,462)
Net cash flows used in investing activities	(6,250)	(14,738)	(45,650)	(57,157)

Proceeds from credit agreements	-	-	4,500	21,000
Principal payments on credit agreements	(750)	(750)	(3,000)	(3,000)
Payments on capital lease obligations	(2,261)	(2,161)	(9,472)	(7,879)
Proceeds from exercise of stock options	-	41	675	6,046
Acquisition of common stock for income tax withholdings	(57)	(378)	(530)	(1,710)
Other, net	(41)	(36)	(291)	833
Net cash flows (used in) provided by financing activities	(3,109)	(3,284)	(8,118)	15,290
Effect of exchange rates on cash and cash equivalents	(77)	(333)	(64)	(653)
Net decrease in cash and cash equivalents	749	(540)	(7,383)	(2,312)
Cash and cash equivalents at beginning of period	9,640	18,312	17,772	20,084
Cash and cash equivalents at end of period	$10,389	$17,772	$10,389	$17,772

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INTERNAP CORPORATION
NON-GAAP (ADJUSTED) FINANCIAL MEASURES

In addition to providing financial measurements based on accounting principles generally accepted in the United States of America (“GAAP”), this earnings press release includes additional financial measures that are not prepared in accordance with GAAP (“non-GAAP”), including Adjusted EBITDA, Adjusted EBITDA margin, Adjusted EBITDA less CapEx, normalized net loss, normalized net loss per share, segment profit, segment margin, free cash flow and unlevered free cash flow. A reconciliation of non-GAAP financial measures to the most directly comparable GAAP financial measures can be found below.

We define the following non-GAAP measures as follows:

●	Adjusted EBITDA is a non-GAAP measure and is GAAP net loss plus depreciation and amortization, interest expense, provision (benefit) for income taxes, other expense (income) , (gain) loss on disposal of property and equipment, exit activities, restructuring and impairments, stock-based compensation, strategic alternatives and related costs and organizational realignment costs.

●	Adjusted EBITDA margin is Adjusted EBITDA as a percentage of revenues.

●	Adjusted EBITDA less CapEx is Adjusted EBITDA less capital expenditures with Adjusted EBITDA for this non-GAAP measure defined as net cash flow provided by operating activities plus cash paid for interest, cash paid for taxes, cash paid for exit activities and restructuring, cash paid for strategic alternatives and related costs, cash paid for organizational realignment costs, payment of debt lender fees and other working capital changes less capital expenditures.

●	Normalized net loss is net loss plus exit activities, restructuring and impairments, stock-based compensation, strategic alternatives and related costs and organizational realignment costs.

●	Normalized diluted shares outstanding are diluted shares of common stock outstanding used in GAAP net loss per share calculations, excluding the dilutive effect of stock-based compensation using the treasury stock method.

●	Normalized net loss per share is normalized net loss divided by basic and normalized diluted shares outstanding.

●	Segment profit is segment revenues less direct costs of sales and services, exclusive of depreciation and amortization for the segment, as presented in the notes to our consolidated financial statements. Segment profit does not include direct costs of customer support or any depreciation or amortization associated with direct costs.

●	Segment margin is segment profit as a percentage of segment revenues.

●	Free cash flow is net cash flows provided by operating activities minus capital expenditures.

●	Unlevered free cash flow is free cash flow plus cash interest expense.

We believe that presentation of these non-GAAP financial measures provides useful information to investors regarding our results of operations.

We believe that excluding depreciation and amortization and loss (gain) on disposals of property and equipment, as well as impairments and restructuring, to calculate Adjusted EBITDA provides supplemental information and an alternative presentation that is useful to investors’ understanding of our current ongoing operating results and trends. Not only are depreciation and amortization expenses based on historical costs of assets that may have little bearing on present or future replacement costs, but also they are based on management estimates of remaining useful lives. Loss on disposals of property and equipment is also based on historical costs of assets that may have little bearing on replacement costs. Impairments and restructuring expenses primarily reflect goodwill impairments and subsequent plan adjustments in sublease income assumptions for certain properties included in our previously disclosed restructuring plans.

We believe that excluding interest expense, provision (benefit) for income taxes and other expense (income) from non-GAAP financial measures provides supplemental information and an alternative presentation useful to investors’ understanding of our core operating results and trends. Investors have indicated that they consider financial measures of our results of operations excluding interest expense, provision (benefit) for income taxes and other expense (income) as important supplemental information useful to their understanding of our historical results and estimating our future results.

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INTERNAP CORPORATION
NON-GAAP (ADJUSTED) FINANCIAL MEASURES (Continued)

We also believe that, in excluding the effects of interest expense, provision (benefit) for income taxes and other expense (income), our non-GAAP financial measures provide investors with transparency into what management uses to measure and forecast our results of operations, to compare on a consistent basis our results of operations for the current period to that of prior periods and to compare our results of operations on a more consistent basis against that of other companies, in making financial and operating decisions and to establish certain management compensation.

We believe that exit activities, restructuring and impairment charges, strategic alternatives and related costs and organizational realignment costs are unique costs, and consequently, we do not consider these charges as a normal component of expenses related to current and ongoing operations.

Similarly, we believe that excluding the effects of stock-based compensation from non-GAAP financial measures provides supplemental information and an alternative presentation useful to investors’ understanding of our current ongoing operating results and trends. Management believes that investors consider financial measures of our results of operations excluding stock-based compensation as important supplemental information useful to their understanding of our historical results and estimating our future results.

We also believe that, in excluding the effects of stock-based compensation, our non-GAAP financial measures provide investors with transparency into what management uses to measure and forecast our results of operations, to compare on a consistent basis our results of operations for the current period to that of prior periods and to compare our results of operations on a more consistent basis against that of other companies, in making financial and operating decisions and to establish certain management compensation.

Stock-based compensation is an important part of total compensation, especially from the perspective of employees. We believe, however, that supplementing GAAP net loss and net loss per share information by providing normalized net loss and normalized net loss per share, excluding the effect of exit activities, restructuring and impairments, stock-based compensation and acquisition costs in all periods, is useful to investors because it enables additional and more meaningful period-to-period comparisons. We consider normalized diluted shares to be another important indicator of our overall performance because it eliminates the effect of non-cash items.

Adjusted EBITDA is not a measure of financial performance calculated in accordance with GAAP, and should be viewed as a supplement to — not a substitute for — our results of operations presented on the basis of GAAP. Adjusted EBITDA does not purport to represent cash flow provided by operating activities as defined by GAAP. Our statements of cash flows present our cash flow activity in accordance with GAAP. Furthermore, Adjusted EBITDA is not necessarily comparable to similarly-titled measures reported by other companies.

We believe Adjusted EBITDA is used by and is useful to investors and other users of our financial statements in evaluating our operating performance because it provides them with an additional tool to compare business performance across companies and across periods. We believe that:

●	EBITDA is widely used by investors to measure a company’s operating performance without regard to items such as interest expense, income taxes, depreciation and amortization, which can vary substantially from company-to-company depending upon accounting methods and book value of assets, capital structure and the method by which assets were acquired; and

●	investors commonly adjust EBITDA information to eliminate the effect of disposals of property and equipment, impairments, restructuring and stock-based compensation which vary widely from company-to-company and impair comparability.

Our management uses Adjusted EBITDA:

●	as a measure of operating performance to assist in comparing performance from period-to-period on a consistent basis;

●	as a measure for planning and forecasting overall expectations and for evaluating actual results against such expectations; and

●	in communications with the board of directors, analysts and investors concerning our financial performance.

9

INTERNAP CORPORATION
NON-GAAP (ADJUSTED) FINANCIAL MEASURES (Continued)

Our presentation of segment profit and segment margin excludes direct costs of customer support and depreciation and amortization in order to allow investors to see the business through the eyes of management. Management views direct costs of network, sales and services as generally less controllable, external costs and management regularly monitors the margin of revenues in excess of these direct costs. Similarly, we view the costs of customer support to also be an important component of costs of revenues but believe that the costs of customer support to be more within our control and to some degree discretionary as we can adjust those costs by hiring and terminating employees.

Segment margin is an important metric to our investors and analysts, as we have regularly discussed and disclosed the effects of third party vendors’ pricing declines and the corresponding effect on our revenues. The presentation of segment margin highlights the impact of the pricing declines and allows investors and analysts to evaluate our revenue generation performance relative to direct costs of network, sales and services. Conversely, we have much greater latitude in controlling the compensation component of costs of revenues, represented by customer support, and we analyze this component separately from the direct external costs.

We also have excluded depreciation and amortization from segment profit and segment margin because, as noted above, they are based on estimated useful lives of tangible and intangible assets. Further, depreciation and amortization are based on historical costs incurred to build out our deployed network and the historical costs of these assets may not be indicative of current or future capital expenditures.

Free cash flow and unlevered free cash flow are used in addition to and in conjunction with results presented in accordance with GAAP. Free cash flow and unlevered free cash flow should not be relied upon to the exclusion of GAAP financial measures. Free cash flow and unlevered free cash flow reflect an additional way of viewing our liquidity that, when viewed with our GAAP results, provides a more complete understanding of factors and trends affecting our cash flows. Management strongly encourages investors to review our financial statements and publicly-filed reports in their entirety and to not rely on any single financial measure.

We use free cash flow and unlevered free cash flow, and ratios based on it, to conduct and evaluate our business because, although it is similar to cash flow from operations, we believe it is a useful measure of cash flows since capital expenditures are a necessary component of ongoing operations. In limited circumstances in which proceeds from sales of fixed assets exceed capital expenditures, free cash flow would exceed cash flow from operations. However, since we do not anticipate being a net seller of fixed assets, we expect free cash flow to be less than operating cash flows.

Free cash flow and unlevered free cash flow have limitations due to the fact that they do not represent the residual cash flow available for discretionary expenditures. For example, free cash flow does not incorporate payments made to service our debt or capital lease obligations. Therefore, we believe it is important to view free cash flow as a complement to our entire consolidated statements of cash flows.

Adjusted EBITDA less CapEx is used in addition to and in conjunction with results presented in accordance with GAAP. Adjusted EBITDA less CapEx should not be relied upon to the exclusion of GAAP financial measures. Adjusted EBITDA less CapEx reflects an additional way of viewing our liquidity that, when viewed with our GAAP results, provides a more complete understanding of factors and trends affecting our cash flows. Management strongly encourages investors to review our financial statements and publicly-filed reports in their entirety and to not rely on any single financial measure.

We use Adjusted EBITDA less CapEx, and ratios based on it, to conduct and evaluate our business because, although it is similar to cash flow from operations, we believe it is a useful measure of cash flows since capital expenditures are a necessary component of ongoing operations.

Adjusted EBITDA less CapEx has limitations due to the fact that it does not represent the residual cash flow available for discretionary expenditures. Adjusted EBITDA less CapEx does not incorporate payments made to service our debt or capital lease obligations. Therefore, we believe it is important to view Adjusted EBITDA less CapEx as a complement to our entire consolidated statements of cash flows.

Adjusted EBITDA, as presented, may not be comparable to similarly titled measures of other companies. Adjusted EBITDA is presented as we understand certain investors use it as one measure of our historical ability to service debt. Also adjusted EBITDA is used in our debt covenants.

10

INTERNAP CORPORATION
NON-GAAP (ADJUSTED) FINANCIAL MEASURES (Continued)

Although we believe, for the foregoing reasons, that our presentation of non-GAAP financial measures provides useful supplemental information to investors regarding our results of operations, our non-GAAP financial measures should only be considered in addition to, and not as a substitute for, or superior to, any measure of financial performance prepared in accordance with GAAP.

Use of non-GAAP financial measures is subject to inherent limitations because they do not include all the expenses that must be included under GAAP and because they involve the exercise of judgment of which charges should properly be excluded from the non-GAAP financial measure. Management accounts for these limitations by not relying exclusively on non-GAAP financial measures, but only using such information to supplement GAAP financial measures. Our non-GAAP financial measures may not be the same non-GAAP measures, and may not be calculated in the same manner, as those used by other companies.

11

INTERNAP CORPORATION
NON-GAAP (ADJUSTED) FINANCIAL MEASURES (Continued)

RECONCILIATION OF GAAP NET LOSS TO ADJUSTED EBITDA AND FORWARD LOOKING ADJUSTED EBITDA

A reconciliation of GAAP net loss to Adjusted EBITDA for each of the periods indicated is as follows (in thousands):

	Three Months Ended
	December 31, 2016		September 30, 2016		December 31, 2015
Reconciliation of GAAP Net Loss to Adjusted EBITDA:	Amount	Percent	Amount	Percent	Amount	Percent

Total Revenue	$74,117	100.0%	$73,940	100.0%	$78,756	100.0%

Net Loss (GAAP)	$(13,110)	-17.7%	$(91,297)	-123.5%	$(11,269)	-14.3%
Add:
Depreciation and amortization	19,021	25.7%	19,597	26.5%	25,250	32.1%
Interest expense	7,964	10.7%	7,878	10.7%	6,984	8.9%
Provision (benefit) for income taxes	236	0.3%	95	0.1%	(1,938)	-2.5%
Other expense (income)	(88)	-0.1%	(74)	-0.1%	(530)	-0.7%
(Gain) loss on disposal of property and equipment, net	(75)	-0.1%	25	0.0%	453	0.6%
Exit activities, restructuring and impairments, including goodwill impairment	7,149	9.6%	79,839	108.0%	1,033	1.3%
Stock-based compensation	280	0.4%	1,253	1.7%	2,582	3.3%
Strategic alternatives and related costs	(136)	-0.2%	1,121	1.5%	245	0.3%
Organizational realignment costs	320	0.4%	1,403	1.9%	-	0.0%
Adjusted EBITDA / Adjusted EBITDA margin (non-GAAP)	$21,561	29.1%	$19,840	26.8%	$22,810	29.0%

A reconciliation of GAAP net loss to Adjusted EBITDA and forward looking Adjusted EBITDA for each of the periods indicated is as follows (in millions):

	Year Ended December 31, 2016		2017 Full-Year Guidance
			Low		High
	Amount	Percent	Amount	Percent	Amount	Percent

Total Revenue	$298	100.0%	$275	100.0%	$285	100.0%

Net Loss (GAAP)	$(125)	-41.9%	$(6)	-2.2%	$(4)	-1.4%
Add:
Depreciation and amortization	77	25.8%	71	25.8%	71	24.9%
Interest expense	31	10.4%		0.0%		0.0%
Provision for income taxes	1	0.2%		0.0%		0.0%
Other expense (income)	0	0.1%		0.0%		0.0%
(Gain) loss on disposal of property and equipment, net	(0)	0.0%		0.0%		0.0%
Exit activities, restructuring and impairments, including goodwill impairment	87	29.3%	7	2.5%	6	2.1%
Stock-based compensation	5	1.7%	8	2.9%	10	3.5%
Strategic alternatives and related costs	1	0.5%	2	0.7%	2	0.7%
Organizational realignment costs	4	1.5%	2	0.7%	2	0.7%
Adjusted EBITDA / Adjusted EBITDA margin (non-GAAP)	$82	27.5%	$84	30.5%	$87	30.5%

12

INTERNAP CORPORATION
NON-GAAP (ADJUSTED) FINANCIAL MEASURES (Continued)

RECONCILIATION OF GAAP NET CASH FLOWS PROVIDED BY OPERATING ACTIVITIES TO ADJUSTED EBITDA LESS CAPEX

A reconciliation of GAAP Net Cash Flows Provided by Operating Activities to Adjusted EBITDA less CapEx for each of the periods indicated is as follows (in thousands):

	Three Months Ended			Year Ended
Reconciliation of GAAP Net Cash Flows Provided by Operating Activities to Adjusted EBITDA less CapEx:	December 31, 2016	September 30, 2016	December 31, 2015	December 31, 2016

Net Cash Flows provided by operating activites:	$10,185	$11,464	$17,815	$46,449

Add :
Cash paid for interest	7,604	7,601	6,715	29,561
Cash paid for income taxes	22	11	21	165
Cash paid for exit activities and restructuring	1,229	776	859	3,584
Cash paid for strategic alternatives and related costs	512	187	-	3,876
Cash paid for organizational realignment costs	1,664	913	-	1,716
Payment of debt lender fees	-	-	-	1,716
Other working capital changes	345	(1,112)	(2,600)	(5,106)
Adjusted EBITDA (non-GAAP)	$21,561	$19,840	$22,810	$81,961

Less:
Capital Expenditures (CapEx)	$6,250	$12,860	14,738	46,192
Adjusted EBITDA less CapEx (non-GAAP)	$15,311	$6,980	$8,072	$35,769

13

INTERNAP CORPORATION
NON-GAAP (ADJUSTED) FINANCIAL MEASURES (Continued)

RECONCILIATION OF NET LOSS AND BASIC AND DILUTED
NET LOSS PER SHARE TO NORMALIZED NET LOSS AND
BASIC AND DILUTED NORMALIZED NET LOSS PER SHARE

Reconciliations of (1) net loss, the most directly comparable GAAP measure, to normalized net loss, (2) diluted shares outstanding used in per share calculations, the most directly comparable GAAP measure, to normalized diluted shares used in normalized per share outstanding calculations and (3) net loss per share, the most directly comparable GAAP measure, to normalized net loss per share for each of the periods indicated is as follows (in thousands, except per share data):

	Three Months Ended
	December 31, 2016	September 30, 2016	December 31, 2015
Net loss (GAAP)	$(13,110)	$(91,297)	$(11,269)
Exit activities, restructuring and impairments, including goodwill impairment	7,149	79,839	1,033
Stock-based compensation	280	1,253	2,582
Strategic alternatives and related costs	(136)	1,121	245
Organizational realignment costs	320	1,403	-
Normalized net loss (non-GAAP)	$(5,497)	$(7,681)	$(7,409)

Weighted average shares outstanding used in per share calculation:
Basic and diluted (GAAP)	52,132	52,096	51,727
Add potentially dilutive securities	-	-	-
Less dilutive effect of stock-based compensation under the treasury stock method	-	-	-
Normalized diluted shares (non-GAAP)	52,132	52,096	51,727

Net loss per share (GAAP):
Basic and diluted	$(0.25)	$(1.75)	$(0.22)

Normalized net loss per share (non-GAAP):
Basic and diluted	$(0.11)	$(0.15)	$(0.14)

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INTERNAP CORPORATION
NON-GAAP (ADJUSTED) FINANCIAL MEASURES (Continued)

SEGMENT PROFIT AND SEGMENT MARGIN

Segment profit and segment margin, which does not include direct costs of customer support or any depreciation or amortization, for each of the periods indicated is as follows (dollars in thousands):

	Three Months Ended
	December 30, 2016	September 30, 2016	December 31, 2015
Revenues:
Data center and network services:
Company-controlled	$22,561	$22,710	$23,310
Partner	9,751	9,837	9,955
IP connectivity	17,249	17,220	19,745
Total data center and network services	49,561	49,767	53,010
Cloud and hosting services	24,556	24,173	25,746
Total	74,117	73,940	78,756
Direct cost of sales and services, exclusive of depreciation and amortization:
Data center and network services:
Company-controlled	10,072	10,266	9,728
Partner	7,060	7,517	7,280
IP connectivity	7,154	7,259	7,760
Total data center and network services	24,286	25,042	24,768
Cloud and hosting services	5,960	6,520	6,666
Total	30,246	31,562	31,434
Segment Profit:
Data center and network services
Company-controlled	12,489	12,444	13,582
Partner	2,691	2,320	2,675
IP connectivity	10,095	9,961	11,985
Total data center and network services	25,275	24,725	28,242
Cloud and hosting services	18,596	17,653	19,080
Total	$43,871	$42,378	$47,322
Segment Margin:
Data center and network services
Company-controlled	55.4%	54.8%	58.3%
Partner	27.6%	23.6%	26.9%
IP connectivity	58.5%	57.8%	60.7%
Total data center and network services	51.0%	49.7%	53.3%
Cloud and hosting services	75.7%	73.0%	74.1%
Total	59.2%	57.3%	60.1%

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INTERNAP CORPORATION
NON-GAAP (ADJUSTED) FINANCIAL MEASURES (Continued)

FREE CASH FLOW AND UNLEVERED FREE CASH FLOW

Free cash flow and unlevered free cash flow are non-GAAP measures. Free cash flow is net cash flows provided by operating activities minus capital expenditures. Unlevered free cash flow is free cash flow plus cash interest expense (in thousands):

	Three Months Ended
	December 31, 2016	September 30, 2016	December 31, 2015
Net cash flows provided by operating activities	$10,185	$11,464	$17,815
Capital expenditures:
Maintenance capital	(1,717)	(1,935)	(3,472)
Growth capital	(4,533)	(10,925)	(11,266)
Free cash flow (non-GAAP)	3,935	(1,396)	3,077

Cash interest expense	7,604	7,601	6,715
Unlevered free cash flow (non-GAAP)	$11,539	$6,205	$9,792

16